AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT


     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Advisory Corp. (the "Manager") and J.P. Morgan Investment Management Inc. (the "Adviser") with respect to the J.P. Morgan Small Cap Stock Portfolio, is entered into effective the 12th day of February, 2001.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

         NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:



                                                                 Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
J.P. Morgan Small Cap Stock Portfolio                        0.60% of first $100 million of such assets, plus 0.55%
                                                             of such assets over $100 million up to $300 million,
                                                             plus 0.50% of such assets over $300 million
------------------------------------------------------------ ---------------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 12th day of February, 2001.



                                        MET INVESTORS ADVISORY CORP.

                                        By:______________________________
                                              Authorized Officer


                                        J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                        By:______________________________
                                              Authorized Officer